SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                           FORM 8-K/A

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    March 28, 1995



      Residential Funding Mortgage Securities I, Inc.

      (Exact name of registrant as specified in its charter)

   DELAWARE                   33-54227                 75-2006294

(State or other jurisdiction  (Commission       (I.R.S. employer
of incorporation)             file number)   identification no.)



8400 Normandale Lake Blvd., Suite 600, Minneapolis, MN    55437

(Address of principal executive offices)               (Zip code)


Registrant's telephone number, including area code (612) 832-7000



(Former name or former address, if changed since last report)

Item 5.  Other Events.

     On March 30, 1995 Registrant will issue and sell $70,256,095 initial principal amount of Mortgage Pass-Through Certificates, Series 1995-S1, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-8 (the "Offered Class A Certificates"), Class R-I and Class R-II (the "Class R Certificates"), Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, and Class B-3 (the "Certificates") pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 1995, among the Registrant, Residential Funding Corporation, as Master Servicer, and Bankers Trust Company, as Trustee. In connection with the sale of the Series 1995-S1 Offered Class A Certificates (except for the Class A-8 Certificates) and Class R Certificates (the "Underwritten Certificates"), the Registrant has been advised by Bear, Stearns & Co. Inc. (the "Underwriter") that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the "Computational Materials") with respect to the Underwritten Certificates following the effective date of the Registrant's Registration Statement (No. 33-54227) but prior to the availability of a final Prospectus relating to the Underwritten Certificates, which Computational Materials are being filed manually as exhibits to this report.

     The Computational Materials filed herewith as Exhibit 99.1 were originally filed by the Registrant together with a Current Report on Form 8-K on March 24, 1995. The Computational Materials filed herewith as Exhibit 99.2 constitute a supplemental filing of additional Computational Materials. All Computational Materials have been provided solely by the Underwriter. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Certificates and by any other information subsequently filed with the Securities and Exchange Commission.

     The Computational Materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

     In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Certificates (the "Mortgage Loans") may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates.

     Certain assumptions may have been made in the Computational Materials which have resulted in certain returns which are detailed in the Computational Materials. No representation is made that any returns set forth in the Computational Materials will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Past performance is not indicative of future results.


Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

          (a)  Not applicable

          (b)  Not applicable

          (c)  Exhibits

               99.1 Computational Materials prepared by Bear,
                    Stearns & Co. Inc. in connection with the sale of the Offered Class A and Class R Mortgage Pass-Through Certificates, Series 1995-S1 of the Registrant, as originally filed by the Registrant together with a Current Report on Form 8-K on March 24, 1995.

               99.2 Supplemental Computational Materials
                    prepared by Bear, Stearns & Co. Inc. in
                    connection with the sale of the Offered
                    Class A and Class R Mortgage Pass-Through
                    Certificates, Series 1995-S1 of the
                    Registrant.


                           SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         RESIDENTIAL FUNDING MORTGAGE
                           SECURITIES I, INC.



                         By:        /s/ Jill M. Davis
                         Name:   Jill M. Davis
                         Title:    Director


Dated:  March 28, 1995


                        INDEX OF EXHIBITS


Exhibit   Description                                   Page


99.1      Computational Materials prepared by Bear,
          Stearns & Co. Inc. in connection with the sale of the Offered Class A and Class R
          Mortgage Pass-Through Certificates, Series
          1995-S1 of the Registrant, as originally filed by the Registrant together with a Current Report on Form 8-K.

99.2      Supplemental Computational Materials
          prepared by Bear, Stearns & Co. Inc. in
          connection with the sale of the Offered
          Class A and Class R Mortgage Pass-Through
          Certificates, Series 1995-S1 of the
          Registrant.